UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2012

Freescale Semiconductor Holdings I, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Freescale Semiconductor Holdings I, Ltd., (NYSE: FSL) (the “Company”) announced today that Freescale Semiconductor, Inc. (“Freescale”), its wholly owned indirect subsidiary, is seeking commitments for a new senior secured term loan facility under its existing senior secured credit facilities in an aggregate principal amount of up to $500,000,000. The proceeds from the new term loans are intended to be used to redeem, repurchase or otherwise acquire a portion of Freescale’s senior subordinated notes due 2016 and, at Freescale’s option, a portion of its senior notes due 2014, and to pay related redemption premiums, fees and expenses. Freescale may pay all or a portion of the premiums, fees and expenses with cash on hand. The new term loan facility would be effected as amendments to Freescale’s existing senior secured credit facilities, and the amendments are subject to lender consent and other customary conditions. There can be no assurance that Freescale will be successful in obtaining lender consent or the new term loan facility on reasonably acceptable terms, or at all.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 16, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor Holdings I, Ltd.

February 16, 2012	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 16, 2012.